ASSET PURCHASE AGREEMENT

THIS AGREEMENT is hereby made this, November 16, 1998 by and among BANNER Advertising, Inc., a Texas corporation (individually "BANNER"), FARIS OUTDOOR
ADVERTISING, INC., a Texas corporation (individually "FOA"), George W. FARIS, III, an individual (individually "FARIS"), and Robert L. SANDLIN, an individual (individually "SANDLIN"), and BOWLIN Outdoor Advertising & Travel Centers
Incorporated, a Nevada corporation ("BOWLIN"). BANNER, FOA, FARIS and SANDLIN are collectively referred to herein as the "SELLER".

                              Purpose of Agreement

BOWLIN desires to purchase and SELLER desires to sell certain tangible and intangible assets that comprise a certain portion of SELLER's business engaged in outdoor advertising. Therefore, in consideration of the premises and of the mutual representations, warranties herein contained, the parties hereby agree as follows:

                              Terms and Conditions

Purchase Price

The purchase price shall be Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00).

In addition to the amount specified above, at closing an adjustment of the purchase price listed above shall be made for:

     (a) an amount equal to the amount of any prepaid rents, leases, permits and taxes as specified in attached Exhibit E and incorporated for all purposes herein. This amount will be paid by BOWLIN to SELLER, but will be reduced by the amount of any prepaid advertising rents received by SELLER and further reduced by BOWLIN's prorated share (prorated by day as of Closing date) of the current month's revenue billed in advance by SELLER; and

     (b) an amount equal to the amount of current accounts receivable will be paid by BOWLIN to SELLER provided that SELLER guarantees the collection of such accounts receivable within ninety (90) days of Closing. SELLER hereby agrees to make immediate cash payment to BOWLIN, upon BOWLIN's request, of the amount of any such account receivable not collected within ninety (90) days of Closing, save and except any amount of such account receivable attributable to "current month's revenue" previously prorated to BOWLIN pursuant to subparagraph (a) immediately preceding.

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As additional  consideration for SANDLIN's  agreement to sell his assets covered by this Agreement, BOWLIN has agreed, and does agree, to indemnify BOB SANDLIN COMPANY, INC. (individually "BSC"), a Texas corporation, as is provided in the paragraphs on "Indemnification" contained hereafter.

The purchase price, the indemnity of Bob Sandlin Company, Inc., as provided herein, and payments noted above, shall be the sole considerations paid by BOWLIN under this agreement.

Date of Closing

The parties contemplate that Closing shall take place on November 16, 1998. If Closing does not occur by that date, it will occur as soon thereafter as BOWLIN is able to complete its due diligence investigation. The parties agree that BOWLIN's obligation to complete this purchase is contingent upon BOWLIN being satisfied, in its sole discretion, that all representations made to it concerning SELLER's assets are true; that the financial condition, books, and accounts of SELLER are sound; that the land leases, easements, outdoor advertising permits and advertising contracts are of satisfactory condition to BOWLIN; and that the value of the assets being transferred is not less than the purchase price. Transfer of Assets to BOWLIN, and Transfer of Funds to SELLER shall take place on November 16, 1998.

Transfer of Assets

At closing, SELLER will sell, transfer, assign, convey and deliver to BOWLIN free and clear of any liens, debts, or encumbrances, save and except any liens or encumbrances affecting the underlying fee title estate on the real property subject of the land leases and/or easements for the sign sites, and BOWLIN will purchase, accept and acquire from SELLER all of the Assets listed in Exhibit A attached hereto and incorporated for all purposes herein.

Instruments of Transfer

     (a)  SELLER Deliveries. At the closing, SELLER shall deliver to BOWLIN:

          i. A bill of sale transferring to BOWLIN title to the Assets as provided herein, in form and substance acceptable to BOWLIN and SELLER;
          ii. Form(s) from SELLER to the Texas Department of Transportation regarding transfer of the outdoor advertising permits from SELLER to BOWLIN.
          iii. Assignment of land lease agreements and/or easements pertinent to sign sites located on property owned by third parties (See attached Exhibit G);
          iv. Such other bills of sale, titles and other instruments of assignment, transfer and conveyance as BOWLIN shall reasonably request, in recordable form, where appropriate, and properly executed, evidenced and notarized where appropriate in such form as shall be necessary or appropriate to vest in BOWLIN good title to the Assets.
          v.   Advertising contracts for all current advertisers.

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     (b)  BOWLIN's Deliveries. At the closing, BOWLIN shall deliver to SELLER:

          i. Immediately available funds to one or more accounts designed by SELLER for the purchase price as specified herein;

          ii. Checks in an amount sufficient to pay the net amount due for items listed in Exhibit E.

     (c) Other Transfer Instruments. Following the Closing, at the request of BOWLIN, SELLER shall deliver any further Instruments and take all reasonable action as may be necessary or appropriate to vest in BOWLIN all of SELLER's title to the assets. This will specifically include all historical and current files and documentation related to structures, advertisers, permits, licenses, lighting and any other pertinent data.

Assumption of Liabilities

     It is expressly understood and agreed by the parties hereto that except as is otherwise provided herein to the contrary, BOWLIN assumes no debts, liabilities (including tax liabilities) or obligations (contractual or otherwise) of SELLER or any other debts, liabilities or obligations related to the conduct of SELLER's business arising prior to Closing. BOWLIN shall assume SELLER's obligations pursuant to the advertising contracts, land leases, easements, outdoor advertising permits and any other of SELLER's assets purchased by BOWLIN that accrue after the Closing so long as such accrual was not as a result of a default thereunder by SELLER for which SELLER will continue to be responsible. BOWLIN agrees to hold harmless and indemnify SELLER from any actions brought as a result of an breach by BOWLIN of the obligations assumed pursuant to the previous sentence.

Representations and Warranties

     SELLER represents and warrants to BOWLIN as of the date hereof and on the closing date as follows (all representations and warranties being joint and several):

     (a) Authority. SELLER has the legal authority to sell, transfer, and deliver to BOWLIN the tangible and intangible assets of the SELLER's outdoor advertising business.

     (b)  Title.  SELLER  has good  and  indefeasible  title to all  properties, assets and leasehold estates, real and personal, tangible and intangible, to be transferred pursuant to this Agreement subject to no mortgage, pledge, lien, conditional sales agreement, encumbrance or charge except for mortgages, liens or encumbrances on the real property fee simple estates of the ground lessors and liens to be released at Closing.

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

     (c) Insurance. SELLER carries insurance, which it believes to be adequate in character and amount, with reputable insurers in respect of assets being acquired and such insurance policies are still in full force and effect, and shall be in effect without interruption until closing has occurred.

     (d) Violations, Suits, Claims, etc. To the best of SELLER's actual knowledge, SELLER is not in default under any law or regulation, or under any order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality wherever located, and to SELLER's actual knowledge and belief there are (1) no claims, actions, suits or proceedings instituted or filed and (2) no claims actions, suits or proceedings threatened presently or which in the future may be threatened or asserted against or affecting SELLER at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality wherever located, and (3) there are no potential claims, demands, liens, encumbrances, or debts with regard to the assets that are the subject of this sale or that may create for BOWLIN any environmental or regulatory liability, except as have been previously disclosed to BOWLIN.

     (e) Tax Returns. SELLER has filed or will file all requisite federal, state and other tax returns due for all fiscal periods ended on or before the date of this agreement. There are no claims against SELLER for federal, state or other taxes for any period or periods to and including the date of this agreement.

     (f) Authorizations and Enforceability. SELLER has all requisite power and authority to execute, deliver and perform this Agreement and the other agreements and instruments delivered pursuant hereto and to consummate the transactions contemplated hereby. This Agreement and the other agreements and instruments delivered pursuant hereto have been duly and validly authorized, executed and delivered by SELLER and constitutes the valid and binding obligations of SELLER, fully enforceable in accordance with their terms.

     (g) Effect of Agreement. To the best of SELLER's actual knowledge, the execution, delivery and performance of this Agreement by SELLER and the consummation of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both:
          (a) violate any material provision of law, statute, rule or regulation to which SELLER is subject; (b) violate any judgment, order, writ or decree of any court, arbitrator or governmental agency applicable to

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

          SELLER; or (c) result in a material breach of or material conflict with any term, covenant, condition or provision of, result in the modification or termination of, constitute a material default under, or result in the creation or imposition of, any lien, security interest, charge or encumbrance upon any of the Assets pursuant to any charter, bylaw, commitment, contract or other agreement or instrument, to which SELLER is a party or by which any of its Assets is bound.

     (h) Permits, Licenses, Compliance with Applicable Laws and Court Orders. SELLER has all requisite power and authority, and all permits, licenses and approvals of governmental and administrative authorities, to own, lease and operate its properties and to carry on its business as presently conducted; all such permits, licenses and approvals material to the conduct of the business of SELLER are in full force and effect. To the best of SELLER's actual knowledge, SELLER's conduct of its business does not materially violate or infringe any applicable law, statute, ordinance or regulation. To the best of SELLER's actual knowledge, SELLER is not in default in any respect under any executive, legislative, judicial, administrative or private (such as arbitration) ruling, order, writ, injunction or decree.

     (i) Financial Information. All financial information relating to the Assets or the business and provided to BOWLIN by SELLER have been prepared from the books and records of SELLER and fairly and accurately present the financial condition of SELLER and the business relating to the Assets as of the date of such information.

     (j) Agreements, Plans, Arrangements, etc. Except as set forth in Exhibit A, none of the Assets are bound or affected by, any oral or written:

          (1) lease agreement (whether as lessor or lessee) relating to real or personal property;

          (2)  license  agreement,  assignment  or other  contract  (whether  as licensor or licensee, assignor or assignee) relating to trademarks, trade names, patents, copyrights (or applications therefor);

          (3)  agreement   with  any  business   broker  with  respect  to  this
               transaction;

          (4) agreement with any supplier, distributor, franchisor, dealer, sales agent or representative;

          (5)  joint venture or partnership agreement with any other person;

          (6) agreement with any bank, factor, finance company or similar organization regarding the financing of accounts receivable or other extensions of credit;

          (7) agreement granting any lien, security interest or mortgage on any Asset or other property of SELLER, including, without limitation,

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

               any   factoring   agreement   for  the   assignment  of  accounts
               receivable, other then encumbrances that will be released at Closing;

          (8) agreement for the Construction or modification of any Asset or leasehold interest of SELLER;

          (9)  agreement   with  any  employee,   consultant,   or   independent
               contractor providing personal services to SELLER.

     (k) Acquisition Agreements. There are no agreements relating to the acquisition of the business or Assets of SELLER to which SELLER is presently a party, other than this Agreement.

     (l) Status of Real Property. SELLER has not received any notice of noncompliance with respect to real property on which any of the Assets are located (the "Real Property") with any applicable statutes, laws, codes, ordinances, regulations or requirements relating to fire, safety, health or environmental matters or noncompliance with any covenants, conditions and restrictions (whether or not of record) or local, municipal, regional, state or federal requirements or regulations. To the best of SELLER's actual knowledge, there has been no release or discharge on or under the Real Property by SELLER of any toxic or hazardous substance, material or waste which is or has been regulated by any governmental or quasi-governmental authority or is or has been listed as toxic or hazardous under any applicable local, state or federal law. To the best of the SELLER's actual knowledge, there are no subsurface or other conditions related to toxic or hazardous waste affecting the Real Property or any portion or component thereof, and there are no underground storage tanks located on the Real Property.

     (m) Defects. To the best of SELLER's actual knowledge, there are no structural or operational defects in any of the Assets. SELLER acknowledges that to the best of SELLER's actual knowledge all signs were constructed and installed to normal industry standards by qualified and licensed manufacturers and installers.

     (n) Leases Current. All obligations of the SELLER under all existing lease agreements which are required by such agreements to have been performed by SELLER have been fulfilled by the respective SELLER, including the payment by the respective SELLER of all lease payments due and payable through the date hereof.

     (o) Permits Current. All payments due and payable for required permits from governmental bodies have through the date hereof been fulfilled by the respective SELLER.

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

BOWLIN represents and warrants to SELLER as of the date hereof and the Closing date as follows:

     (a) Organization. BOWLIN is a validly existing corporation organized under the laws of the State of Nevada and has all requisite corporate power and authority to own, operate and lease its properties and assets.

     (b) Authority. BOWLIN has full corporate power, authority and legal rights to execute and deliver, and to perform its obligations under this Agreement, and has taken all necessary action to authorize the purchase hereunder on the terms and conditions of this Agreement and to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly executed by BOWLIN, and constitutes a legal, valid and binding obligation of BOWLIN enforceable in accordance with its terms.

     (c) Compliance with Instruments, Consents, Adverse Agreements. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will conflict with or result in any violation of or constitute a default under the articles of incorporation or the by-laws of BOWLIN, or any Law, Instrument, lien or other Contract by which BOWLIN is bound. BOWLIN is not a party or subject to any Contract, or subject to any article or other corporate restriction or any Law which materially and adversely affect the business operation, prospects, properties, assets or condition, financial or otherwise, of BOWLIN.

     (d) Litigation. There is no suit, action or litigation, administrative, arbitration, or other proceeding or governmental investigation pending or, to the knowledge of BOWLIN, threatened which might, severally or in the aggregate materially and adversely affect the financial condition or prospects of BOWLIN or BOWLIN's ability to acquire the Assets as contemplated by this Agreement.

     (e) Brokers. All negotiations relative to the Agreement and the transactions contemplated hereby have been carried on by BOWLIN is such manner without giving rise to any valid claim against SELLER for a finder's fee, brokerage commission or other like payment.

Conditions to BOWLIN's Obligations

     The obligations of BOWLIN hereunder are subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any or all of which may be waived in writing by BOWLIN, in its sole discretion:

     (a) Accuracy of Representations and Warranties. Each of the representations and warranties of SELLER contained in this Agreement shall be true on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except as affected by transactions contemplated hereby.

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

     (b) Performance of Covenants. SELLER shall have performed and complied with all covenants, obligations and agreements to be performed or complied with by it on or before the Closing Date pursuant to this Agreement.

     (c) No Litigation or Claims. No claim, action, suit, proceeding, arbitration, investigation or hearing or notice of hearing shall be pending or threatened against or affecting SELLER which: (a) might foreseeably result, or has resulted, either in an action to enjoin or prevent or delay the consummation of the transactions contemplated by this Agreement or in such an injunction; or (b) could, in the determination of BOWLIN, have an adverse effect on the assets to be transferred hereunder.

     (d) No Violations. No material violation of SELLER shall exist, or be alleged by any governmental authority to exist, of any law, statute, ordinance or regulation, the enforcement of which would adversely affect the financial condition, results of operations, properties or business of SELLER.

     (e) Consents and Assignments. SELLER shall have delivered to BOWLIN all requested consents and assignments of all persons and entities necessary for the performance of the transactions contemplated by this Agreement, including the transfer of all assets and the assignment of leases, and SELLER shall have obtained the consents of: any lender to SELLER, or, in the alternative, the release of all liens held by such lender, with respect to the sale and transfer of the assets; and any other consents of third parties reasonably deemed necessary or appropriate by BOWLIN.

     (f) Satisfactory Completion of Due Diligence. BOWLIN shall be satisfied in its sole discretion with the content of the final Exhibits hereto and other related documents for closing and shall otherwise be satisfied in its sole discretion with the results of its due diligence review, including the right to terminate this agreement with no penalty in the event that the land leases, outdoor advertising permits and advertising contracts are not of satisfactory condition to BOWLIN.

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

Indemnification

     (a) Indemnification Obligations of SELLER. SELLER shall defend, indemnify, save and keep harmless BOWLIN and its successors and permitted assigns against and from any liability, loss, cost, damage, claim, fine, penalty or expense, including, without limitation, reasonable attorneys' fee ("Damages"), sustained or incurred by any of them resulting from or arising out of or by virtue of : (a) any material inaccuracy in or material breach of any representation and warranty made by SELLER in the Agreement or in any closing document delivered to BOWLIN in connection with this Agreement; and/or (b) any breach of contract on or prior to the Closing arising out of SELLER's ownership of the Assets; and/or (c) any personal injury and/or property damage from any accident occurring on or before the Closing arising out of SELLER's ownership of the billboards.

     (b) Indemnification Obligations of BOWLIN. BOWLIN shall defend, indemnify, save and keep harmless SELLER and BSC and their successors and permitted assigns against and from all Damages (as defined in subparagraph (a) immediately preceding) sustained or incurred by any of them resulting from or arising out of or by virtue of: (a) any material inaccuracy in or breach of any representation and warranty made by BOWLIN in this Agreement or in any closing document delivered to SELLER in connection with this Agreement; and/or (b) BOWLIN's failure to pay, discharge and perform any of the liabilities assumed in this Agreement; and/or (c) any breach of contract arising out of BOWLIN's ownership of the Assets from and after the Closing, and/or
          (d) any personal injury and/or property damage arising out of any accident occurring from and after the Closing. BOWLIN'S INDEMNIFICATION OBLIGATIONS UNDER THIS SUBPARAGRAPH SHALL INCLUDE DAMAGES WHICH ARISE FROM THE SOLE OR CONCURRENT NEGLIGENCE OR FAULT OF SELLER AND/OR BSC OR EMPLOYEES OR INDEPENDENT CONTRACTORS DIRECTLY RESPONSIBLE TO SELLER AND/OR BSC, ARISING OUT OF, INCIDENT TO, OR IN ANY WAY CONNECTED OR RELATED TO THE ORIGINAL CONSTRUCTION, USE, CONDITION, LOCATION, MAINTENANCE, REPAIR OR OPERATION OF THE BILLBOARDS. IT IS THE EXPRESSED INTENTION OF THE PARTIES HERETO, BOTH SELLER AND/OR BSC AND BOWLIN, THAT THE INDEMNITY PROVIDED FOR IN THIS PARAGRAPH IS AN INDEMNITY BY BOWLIN TO INDEMNIFY AND PROTECT SELLER AND/OR BSC FROM THE CONSEQUENCES OF SELLERS AND BSC'S OWN NEGLIGENCE, WHETHER THAT NEGLIGENCE IS THE SOLE OR A CONCURRING CAUSE OF THE INJURY, DEATH OR DAMAGE. BOWLIN'S INDEMNITY SET FORTH IN THIS PARAGRAPH SHALL INURE TO THE BENEFIT OF THE SELLER AND/OR BSC AND BANNER, FOA, FARIS, AND SANDLIN, WHICH COMPRISE THE SELLER.

Taxes

     Real Estate and personal property taxes, if any, assessed or to be assessed for the current calendar or fiscal year, regardless of when payable, shall be prorated between BOWLIN and SELLER as of the closing date.

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

Risk of Loss

The risk of loss or destruction of or damage to the assets transferred hereunder from any cause whatsoever at all times on or subsequent to the execution of this document but before closing shall be borne by SELLER.

Choice of Law and Venue

It is expressly agreed and stipulated that this contract shall be deemed to have been made and is to be performable in Fort Worth, Tarrant County, Texas. All questions concerning the validity, interpretation or performance of any of its terms or provisions, or of any rights or obligations of the parties hereto, shall be governed by the resolved in accordance with the laws of the State of Texas. Any disputes between or among the parties to this contract concerning the subject matter of this contract shall be submitted for resolution to any court of competent jurisdiction sitting in Fort Worth, Tarrant County, Texas, which shall have exclusive venue thereof.

Right of First Refusal

If any of BANNER, FOA or FARIS desire to sell assets of the type purchased herein in the future, and any one or more of them receive(s) from a third party a bona fide offer for the purchase of such assets, then BANNER, FOA or FARIS agree(s) to disclose the terms of such third party offer to BOWLIN, in writing, within ten (10) calendar days following the receipt of such offer. BOWLIN will have seven (7) calendar days after receiving notice of the terms of the offer within which to elect to purchase all of the assets subject of such offer on terms identical to those offered by the third party. BOWLIN's election must be made by written notice to BANNER, FOA or FARIS, as the case may be, accompanied by a check for Ten Thousand and No/100 Dollars ($10,000.00), payable to the order of the BANNER, FOA or FARIS, as the case may be, such sum to be applied to the purchase price for such assets. Within fifteen (15) calendar days after the period for BOWLIN's election, the parties will enter into a formal contract of sale containing all terms of the original bona fide offer made to BANNER, FOA or FARIS, as the case may be, from the third party except as the parties may mutually agree otherwise. If BOWLIN fails to give the notice and tender the payment as provided herein, BANNER, FOA or FARIS, as the case may be, will be relieved of all liability to BOWLIN under this agreement and may dispose of the assets as such party (either BANNER, FOA or FARIS, as the case may be, sees fit.

In the event BOWLIN fails at any time to exercise this right of refusal to purchase any future assets, then this right of refusal granted herein shall be void, canceled, terminated and of no further force and effect, and any assets which BANNER, FOA or FARIS desire to sell, either at such time or in the future, will be unencumbered, free and available for sale without notice to or any right in, or obligation to, BOWLIN whatsoever. BOWLIN agrees to execute an appropriate release of its right of refusal within ten (10) days after a request to do so subsequent to its failure to exercise its right of refusal.

Miscellaneous

     (a) Expenses. Except as otherwise provided herein, whether or not the transactions contemplated by this Agreement are consummated, each party hereto shall pay its own expenses and the fees and expenses of its counsel and accountants and other experts. Furthermore, BOWLIN shall be responsible for payment to the business broker retained by it.

     (b) Actual Knowledge. Whenever used herein, the term "actual knowledge" shall mean only information currently, consciously possessed by SELLER without having made any investigation or inquiry and does not include any knowledge which might be obtained by such inquiry or investigation nor any constructive knowledge.

     (c) Survival of Representations and Warranties. The representations, warranties, covenants and agreements set forth in this Agreement and any other written representation in any ancillary document shall survive the Closing.

     (d) Waivers. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

     (e) Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     (f) Notices. All notices, requests, demands and other communications which are required to be or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or transmitted by fax or five (5) days after deposit in the U.S. mails by certified or registered first class mail, postage prepaid, return receipt requested, addressed to the party to whom the same is so given or made.

          if to SELLER to:

          George W. Faris, III
          P.O. Box 330326
          Fort Worth, Texas 76163-0326

          With a copy to:

          James W. Schell
          Pope, Hardwicke, Christie, Harrell, Schell & Kelly, L.L.P. 306 W. 7th, Suite 901
          Fort Worth, Texas 76102-4995
          if to BOWLIN to:

          BOWLIN Outdoor Advertising and Travel Centers Incorporated 150 Louisiana Blvd. N.E.
          Albuquerque, New Mexico 87108
          Attention:  Michael L. Bowlin, President

          or to such other address or Fax Number as any party may designate by giving notice to the other parties hereto.

     (g) Further Assurances. SELLER shall, from time to time at or after the Closing, at the request of BOWLIN, and without further consideration, execute and deliver such other instruments and take such other actions as may be required to confer to BOWLIN and its assignees the benefits contemplated by this Agreement.

     (h) Entire Agreement. This document contains the entire agreement between the parties and supersedes all prior agreements between the parties, if any, written or oral, with respect to the subject matter thereof.

     (i) The parties agree that this Agreement may be transmitted between them by facsimile machine. The parties intend that faxed signatures constitute original signatures and that a faxed Agreement containing the signatures (original or faxed) of all the parties is binding on the parties.


AGREED and ACCEPTED:

BOWLIN:

BOWLIN OUTDOOR ADVERTISING & TRAVEL CENTERS INCORPORATED



By:/s/ C. C. Bess
   ------------------------------------
   C. C. Bess, Executive Vice President

SELLER:

BANNER ADVERTISING, INC.



By:/s/ George W. Farris, III
   ------------------------------------
   George W. Faris, III, President


FARIS OUTDOOR ADVERTISING, INC.



By:/s/ George W. Farris, III
   ------------------------------------
   George W. Faris, III, President



By:/s/ George W. Farris, III
   ------------------------------------
   George W. Faris, III, Individually



By:/s/ Robert L. Sandlin
   ------------------------------------
   Robert L. Sandlin, Individually

                         Acknowledgment for Corporations

STATE OF Texas              )
                            ) ss.
COUNTY OF [               ] )

     The  foregoing  instrument  was  acknowledged  before  me this  [  ] day of
[             ],  199[ ],  by C. C. Bess,  Executive  Vice  President  of BOWLIN
Outdoor Advertising & Travel Centers Incorporated, a Nevada Corporation, on behalf of the corporation.



                                                --------------------------------
                                                Notary Public
My commission expires:

----------------------

STATE OF Texas              )
                            ) ss.
COUNTY OF [               ] )

     The  foregoing  instrument  was  acknowledged  before  me this  [  ] day of
[             ],   199[ ],  by  George  W.  Faris,  III,   President  of  BANNER
ADVERTISING, INC. a Texas corporation, on behalf of the corporation.



                                                --------------------------------
                                                Notary Public
My commission expires:

----------------------

STATE OF Texas              )
                            ) ss.
COUNTY OF [               ] )

     The  foregoing  instrument  was  acknowledged  before  me this  [  ] day of
[             ],   199[ ], by George W. Faris, III, President of  FARIS  OUTDOOR
ADVERTISING, INC. a Texas corporation, on behalf of the corporation.



                                                --------------------------------
                                                Notary Public
My commission expires:

----------------------

                        Acknowledgment for Individual

STATE OF Texas              )
                            ) ss.
COUNTY OF [               ] )

     The  foregoing  instrument  was  acknowledged  before  me this  [  ] day of
[             ],   199[ ], by George W. Faris, III, Individually.



                                                --------------------------------
                                                Notary Public
My commission expires:

----------------------

Acknowledgment for Individual

STATE OF Texas              )
                            ) ss.
COUNTY OF [               ] )

     The  foregoing  instrument  was  acknowledged  before  me this  [  ] day of
[             ],   199[ ], by Robert L. Sandlin, Individually.



                                                --------------------------------
                                                Notary Public
My commission expires:

----------------------